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                                                    Exhibit (5)







                       December 22, 1994





PacifiCorp
700 NE Multnomah, Suite 1600
Portland, OR  97232


          We are acting as counsel to PacifiCorp (the
"Company") in connection with the proposed issuance and sale from time to time of securities under the PacifiCorp Compensation Reduction Plan (the "Plan"), which securities consist of participation interests in the Plan ("Plan Interests") and previously issued Common Stock of the Company to be acquired in the market, all as contemplated by the Company's Registration Statement on Form S-8 about to be filed by the Company with the Securities and Exchange Commission for the registration of the Common Stock and the Plan Interests under the Securities Act of 1933.

          In connection with the foregoing, we are of the opinion that:

          1. The Plan Interests have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued and will represent the binding obligation of the Company to make payments of cash or distributions of Common Stock to the holders thereof in accordance with the terms and conditions of the Plan.

          2. The Plan is intended to qualify as an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company. As such, the Plan is exempt from the participation and vesting, funding and fiduciary responsibility requirements of the Employee Retirement Income Security Act of 1974, as amended, and the provisions of the Plan have been drafted to comply with this exemption.
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PacifiCorp
December 22, 1994
Page 2


          We hereby authorize and consent to the use of this opinion as Exhibit 5 of the Company's said Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                               Very truly yours,

                         STOEL RIVES BOLEY JONES & GREY